UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 26, 2005 (October 20, 2005)

Introgen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21291	74-2704230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)
(512) 708-9310
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
     On April 20, 2005, Introgen Therapeutics, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Suiter Limited (“Suiter”) under which Suiter would perform investor relations services on the Company’s behalf, as previously disclosed on Form 8-K filed April 25, 2005, as amended as previously disclosed on Form 8-K filed July 25, 2005. The Agreement required the Company to issue a warrant (“Warrant”) under certain circumstances to purchase up to 500,000 shares of the Common Stock of the Company. Upon expiration of the initial term of the Agreement, the Company determined not to renew the Agreement and provided Suiter with written notice of termination of the Agreement, in accordance with the Agreement’s terms. The Company did not issue the Warrant to Suiter and Suiter has no right to purchase shares under the Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTROGEN THERAPEUTICS, INC.
By:	/s/ James W. Albrecht, Jr.
James W. Albrecht, Jr.
Chief Financial Officer

Date: October 26, 2005